EXHIBIT 99.1
NEWS RELEASE
Visteon announces third quarter results;
Takes significant cost-reduction actions to offset production declines
Highlights
•	Restructuring efforts remain on track

•	Taking significant actions to respond to market conditions

•	Significant new business wins

•	Long-term financing completed
VAN BUREN TOWNSHIP, Mich., Oct. 31, 2006 — Visteon Corporation (NYSE:VC) today reported third quarter 2006 results that included a net loss of $177 million, or $1.38 per share, an improvement over the third quarter 2005’s net loss of $207 million, or $1.64 per share. The company also reported continued progress in implementing its three-year plan, which includes restructuring, improving base operations and profitably growing its business.
“Our third quarter results came under pressure due, in part, to significant reductions in vehicle production by a number of our customers. We are taking aggressive actions to resize the business in light of these declines, and we expect conditions to continue to be challenging for the remainder of the year and into 2007,” said Michael F. Johnston, chairman and chief executive officer. “Through the efforts of our employees around the world, we continued to make solid progress implementing our three-year plan which is key to positioning Visteon for the long-term.”
Third Quarter Results
For third quarter 2006, product sales were $2.48 billion. Sales for the same period a year ago totaled $4.12 billion. Lower product sales were primarily due to the Oct. 1, 2005 transaction with Ford Motor Co. that transferred 23 Visteon facilities to Automotive Components Holdings, LLC (ACH), a Ford-managed business entity. Services sales for third quarter 2006 were $133 million; no sales for services were recorded in third quarter 2005.
Visteon reported a net loss of $177 million, or $1.38 per share, for the quarter which included $14 million of restructuring expenses that qualify for reimbursement from the escrow account established to fund restructuring activities. In the third quarter 2005, Visteon reported a net loss of $207 million, or $1.64 per share, which included $11 million of restructuring expenses.
EBIT-R, as defined below, for the third quarter was a loss of $127 million, improving $10 million from the same period a year ago.
Nine Month Results
For the first nine months of 2006, product sales were $8.16 billion. More than half of the company’s product sales were generated from customers other than Ford, demonstrating continued progress in diversifying Visteon’s customer base. Sales for the same period a year ago totaled $14.11 billion, of which non-Ford sales were 35 percent. Product sales were lower by $5.95 billion, primarily due to the transfer of certain plants to ACH in October 2005. Services sales for the first nine months of 2006 were $416 million; no sales for services were recorded in the first nine months of 2005.

Contact(s):	Media Inquiries	Analyst Inquiries	Visteon Corporation
	Kimberley Goode	Derek Fiebig	One Village Center Drive
	734-710-5000	734-710-5800	Van Buren Twp., Mich., 48111
	kgoode@visteon.com	dfiebig@visteon.com

Visteon’s net loss of $124 million, or $0.97 per share, for the first nine months reflects cost savings net of customer price reductions, the financial benefit of the elimination of the plants transferred to ACH and lower depreciation and amortization expense. The results include $22 million of non-cash asset impairments related to the company’s restructuring actions and an extraordinary gain of $8 million associated with the acquisition of a lighting facility in Mexico, both of which were recognized in the second quarter of 2006. Also, as previously indicated, Visteon recognized a cumulative benefit of $72 million in the first half of 2006 related to the relief of post-employment benefits for Visteon salaried employees associated with two ACH manufacturing facilities transferred to Ford.
For the first nine months of 2005, Visteon reported a net loss of $1.61 billion, or $12.78 per share. These results included $1.18 billion, or $9.35 per share, of non-cash asset impairments and $18 million of restructuring expenses.
EBIT-R for the first nine months of 2006 totaled $64 million, an increase of $339 million compared to an EBIT-R loss of $275 million for the first nine-months of 2005.
New Business Wins
During the first nine months of the year, Visteon was awarded new incremental business totaling nearly $1 billion, more than 20 percent of which will go into production in 2007. The company continues to win new business from a diverse range of customers around the world and across each of the company’s key product lines of climate, electronics, including lighting, and interiors.
“Our business wins highlight the strength of our global footprint, our innovation, the capability of our people and the growing diversification of our customer base,” said Donald J. Stebbins, president and chief operating officer. “Growing the business profitably and leveraging technology for our customers are key elements of our three-year plan.”
Free Cash Flow and Financing Activities
Free cash flow of negative $116 million for the quarter was an improvement of $137 million over third quarter 2005. For the first nine months of 2006, free cash flow was negative $223 million, compared with negative $25 million for the same period in 2005 in which Visteon received the benefit of accelerated payment terms from Ford as part of the funding agreement.
During the third quarter, Visteon closed on a new U.S. secured five-year revolving credit facility with an aggregate availability of up to $350 million and a European accounts receivable securitization facility that provides for up to $325 million of funding for qualified trade receivables, both of which expire in 2011. These facilities replaced the company’s multi-year secured revolving credit facility of $500 million that was to expire in June 2007.
The completion of these financings, including the seven-year $800 million secured term loan closed earlier this year, provides Visteon with additional flexibility as it implements its three-year plan.

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Restructuring and Other Actions
Visteon’s three-year restructuring plan remains on track. In January of this year, the company announced plans to fix, sell or close 23 facilities, of which 11 were to be addressed in 2006. To date, the company has addressed seven of the 11 facilities. The company continues to evaluate alternatives and solutions for the remaining facilities, including divestitures, that yield acceptable returns to the company. In the third quarter, the company announced two additional restructuring actions that were not in the original plan. These actions were the announcement of the closure of Visteon’s Chicago facility and the sale of its Vitro Flex glass joint venture.
Visteon is also announcing that it expects to reduce its global salaried workforce by approximately 900 people, primarily in higher cost countries. A charge of up to $65 million is expected to be recorded in the fourth quarter of 2006, and the related costs will qualify for reimbursement from the escrow account. The company anticipates that this action will generate up to $75 million of annual savings when completed.
“We are making good progress implementing our restructuring activities,” said James F. Palmer, executive vice president and chief financial officer. “In addition to the original actions identified, we have addressed more facilities and announced plans to further reduce our salaried workforce to continue improving performance. We know we have to do more to meet our objectives, and we are taking the necessary actions.”
Outlook
The fourth quarter of 2006 is expected to be challenged by low production volumes from several key customers globally. Visteon currently estimates that its 2006 full year EBIT-R will be in the range of $40 million to $50 million, reflecting lower production levels and other cost pressures in the second half of the year. Additionally, the company currently expects free cash flow to be negative $100 million for full year 2006. Full year product sales are expected to be $10.9 billion.
Visteon Corporation is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Kerpen, Germany; the company has more than 170 facilities in 26 countries and employs approximately 46,000 people.
Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including general economic conditions, changes in interest rates and fuel prices; the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s vehicle production volumes; our ability to satisfy our future capital and liquidity requirements and comply with the terms of our existing credit agreements and indentures; the financial distress of our suppliers, or other significant suppliers to our customers, and possible disruptions in the supply of commodities to us or our customers due to

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financial distress or work stoppages; our ability to timely implement, and realize the anticipated benefits of, restructuring and other cost-reduction initiatives, including our three-year improvement plan, and our successful execution of internal performance plans and other productivity efforts; the timing and expenses related to restructurings, employee reductions, acquisitions or dispositions; increases in raw material and energy costs and our ability to offset or recover these costs; the effects of reorganization and/or restructuring plans announced by our customers; the effect of pension and other post-employment benefit obligations; increases in our warranty, product liability and recall costs; the outcome of legal or regulatory proceedings to which we are or may become a party; as well as those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005). We assume no obligation to update these forward-looking statements.
Use of Non-GAAP Financial Information
This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these comparable GAAP financial measures for full-year 2006 is not intended to indicate that Visteon is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

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VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Data)
(Unaudited)

	Three-Months Ended		Nine-Months Ended
	September 30		September 30
	2006	2005	2006	2005
Net sales
Products	$2,482	$4,121	$8,161	$14,111
Services	133	—	416	—

	2,615	4,121	8,577	14,111
Cost of sales
Products	2,437	4,021	7,563	13,621
Services	131	—	412	—

	2,568	4,021	7,975	13,621

Gross margin	47	100	602	490

Selling, general and administrative expenses	177	239	539	763
Asset impairments	—	—	22	1,176
Restructuring expenses	14	11	35	18
Reimbursement from Escrow Account	14	—	35	—

Operating (loss) income	(130)	(150)	41	(1,467)

Interest expense, net	40	38	117	98
Equity in net income of non-consolidated affiliates	8	8	27	22

Loss before income taxes, minority interests, change in accounting and extraordinary item	(162)	(180)	(49)	(1,543)

Provision for income taxes	10	21	57	41
Minority interests in consolidated subsidiaries	5	6	22	24

Net loss before change in accounting and extraordinary item	(177)	(207)	(128)	(1,608)

Cumulative effect of change in accounting, net of tax	—	—	(4)	—

Net loss before extraordinary item	(177)	(207)	(132)	(1,608)

Extraordinary item, net of tax	—	—	8	—

Net loss	$(177)	$(207)	$(124)	$(1,608)

Per share data:
Basic and diluted loss per share before change in accounting and extraordinary item	$(1.38)	$(1.64)	$(1.00)	$(12.78)
Cumulative effect of change in accounting, net of tax	—	—	(0.03)	—

Basic and diluted net loss before extraordinary item	(1.38)	(1.64)	(1.03)	(12.78)

Extraordinary item, net of tax	—	—	0.06	—

Basic and diluted loss per share	$(1.38)	$(1.64)	$(0.97)	$(12.78)

Average shares outstanding (millions)
Basic	128.1	126.2	127.7	125.8
Diluted	128.1	126.2	127.7	125.8

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	(Unaudited)
	September 30	December 31
	2006	2005

ASSETS

Cash and equivalents	$740	$865
Accounts receivable, net
Ford Motor Company	607	618
Non-Ford Motor Company	1,190	1,120
Inventories, net	543	537
Other current assets	223	205

Total current assets	3,303	3,345

Equity in net assets of non-consolidated affiliates	218	226
Property and equipment, net	2,997	2,973
Other non-current assets	203	192

Total assets	$6,721	$6,736

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Short-term debt, including current portion of long-term debt	$143	$485
Accounts payable	1,681	1,803
Employee benefits, including pensions	212	233
Other current liabilities	446	438

Total current liabilities	2,482	2,959

Long-term debt	1,932	1,509
Postretirement benefits other than pensions	702	724
Postretirement benefits payable to Ford Motor Company	125	154
Employee benefits, including pensions	703	647
Deferred income taxes	204	175
Other non-current liabilities	418	382
Minority interests in consolidated subsidiaries	257	234

Shareholders’ deficit
Preferred stock (par value $1.00, 50 million shares authorized, none outstanding)	—	—
Common stock (par value $1.00, 500 million shares authorized, 131 million shares issued, 129 million and 129 million shares outstanding, respectively)	131	131
Stock warrants	127	127
Additional paid-in capital	3,396	3,396
Accumulated deficit	(3,564)	(3,440)
Accumulated other comprehensive loss	(168)	(234)
Other	(24)	(28)

Total shareholders’ deficit	(102)	(48)

Total liabilities and shareholders’ deficit	$6,721	$6,736

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three-Months Ended		Nine-Months Ended
	September 30		September 30
	2006	2005	2006	2005

Operating activities

Net loss	$(177)	$(207)	$(124)	$(1,608)

Adjustments to reconcile net loss to net cash (used by) provided from operating activities:
Depreciation and amortization	107	117	315	473
Postretirement benefit relief	—	—	(72)	—
Asset impairments	—	—	22	1,176
Gain on debt extinguishment	—	—	(8)	—
Extraordinary item, net of tax	—	—	(8)	—
Equity in net income of non-consolidated affiliates, net of dividends remitted	(7)	(5)	(4)	11
Other non-cash items	7	6	3	29
Changes in assets and liabilities:
Accounts receivable	34	59	23	107
Inventories	30	18	11	1
Accounts payable	(30)	(122)	(203)	(14)
Other assets and liabilities	2	4	87	200

Net cash (used by) provided from operating activities	(34)	(130)	42	375

Investing activities

Capital expenditures	(82)	(123)	(265)	(400)
Proceeds from sales of assets	7	4	18	39
Net cash proceeds from ACH transactions	—	311	—	311
Other investments	(6)	(4)	(6)	(20)

Net cash (used by) provided from investing activities	(81)	188	(253)	(70)

Financing activities

Short-term debt, net	9	307	(364)	191
Proceeds from debt, net of issuance costs	6	6	1,182	40
Principal payments on debt	(2)	(20)	(612)	(39)
Repurchase of unsecured debt securities	—	(250)	(141)	(250)
Other, including book overdrafts	4	(24)	(5)	(78)

Net cash provided from (used by) financing activities	17	19	60	(136)

Effect of exchange rate changes on cash	2	(2)	26	(23)

Net (decrease) increase in cash and equivalents	(96)	75	(125)	146

Cash and equivalents at beginning of period	836	823	865	752

Cash and equivalents at end of period	$740	$898	$740	$898

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in Millions)
(Unaudited)
In this press release the Company has provided information regarding non-GAAP financial measures of “EBIT-R” and “free cash flow.” Such non-GAAP financial measures are reconciled to their closest US GAAP financial measure below.
EBIT-R: EBIT-R represents net income (loss) before net interest expense, provision for income taxes and extraordinary item and excludes impairment of long-lived assets and net unreimbursed restructuring charges. Management believes EBIT-R is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s continuing operating activities.

	Three-Months Ended		Nine-Months Ended
	September 30		September 30
					FY 2006
	2006	2005	2006	2005	Estimate

Net Loss	$(177)	$(207)	$(124)	$(1,608)	$(226) — $(216)

Interest expense, net	40	38	117	98	157
Provision for income taxes	10	21	57	41	95
Asset impairments	—	—	22	1,176	22
Extraordinary item, net of tax	—	—	(8)	—	(8)
Net unreimbursed restructuring expense	—	11	—	18	—

EBIT-R	$(127)	$(137)	$64	$(275)	$40 — $50

EBIT-R is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of EBIT-R may not be comparable to other similarly titled measures of other companies. Additionally, EBIT-R is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.
Free Cash Flow: Free cash flow represents cash flow from operating activities less capital expenditures. Management believes that free cash flow is useful in analyzing the Company’s ability to service and repay its debt and it uses the measure for planning and forecasting future periods, as well as in compensation decisions.

	Three-Months Ended		Nine-Months Ended
	September 30		September 30
					FY 2006
	2006	2005	2006	2005	Estimate

Cash (used by) provided from operating activities	$(34)	$(130)	$42	$375	$280

Capital expenditures	(82)	(123)	(265)	(400)	(380)

Free cash flow	$(116)	$(253)	$(223)	$(25)	$(100)

Free cash flow is not a recognized term under U.S. GAAP and does not reflect cash used to service debt and does not reflect funds available for investment or other discretionary uses.